Exhibit 99.1
INTER-TEL AND STEVEN G. MIHAYLO
REACH AGREEMENT TO SETTLE POTENTIAL PROXY CONTEST
TEMPE, AZ, May 5, 2006 — Inter-Tel, Incorporated (Nasdaq: INTL and “the Company”) and Steven G. Mihaylo, Inter-Tel’s founder, former Chairman and Chief Executive Officer and largest shareholder, announced today that they have entered into an agreement that will settle a potential proxy contest in connection with the Inter-Tel 2006 Annual Meeting of Shareholders. A copy of this agreement will be filed with the Securities and Exchange Commission (SEC) and will be available from Inter-Tel as set forth below under “Additional Information.”
In addition to other related issues, the agreement specifically stipulates that:
•	Inter-Tel will immediately appoint Mr. Mihaylo, Dr. Anil K. Puri and Kenneth L. Urish to the Company’s Board of Directors, and the Board will be increased from 8 to 11 directors

•	Inter-Tel will nominate and recommend these 11 directors for re-election to the Board of Directors at the 2006 Annual Meeting

•	Mr. Mihaylo will withdraw his proxy solicitation for the 2006 Annual Meeting, including his shareholder proposals, and vote in favor of the slate of 11 directors nominated by Inter-Tel and the other proposals presented by the Company

•	With respect to his interest in considering whether to make an acquisition proposal, Inter-Tel will provide Mr. Mihaylo with access to due diligence subject to a non-disclosure agreement and if such a proposal is made, a Special Committee of the Inter-Tel Board that excludes Mr. Mihaylo, Dr. Puri and Mr. Urish agrees to review it in a timely manner. Mr. Mihaylo agrees to a “stand-still” provision under the terms described in the agreement, subject to his right to a call a special meeting of stockholders if any acquisition proposal submitted by him meeting certain criteria is rejected by the Board or not acted upon in a timely manner.
As previously announced, the Inter-Tel 2006 Annual Meeting of Shareholders will be held on May 31, 2006. Based on the agreement, Inter-Tel will re-file an amended proxy statement with the SEC.
About Inter-Tel, Incorporated
Inter-Tel offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs nearly 2,000 communications professionals, and services business customers through a network of 60 company-owned, direct sales offices and over 350 authorized providers in North America, Europe, Australia and South Africa. More information is available at www.inter-tel.com.
Additional Information
In connection with its 2006 annual meeting of stockholders, Inter-Tel Incorporated filed a notice of annual meeting and preliminary proxy statement with the Securities and Exchange Commission (“SEC”), as amended on April 28, 2006. STOCKHOLDERS OF INTER-TEL ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain free copies of the notice of annual meeting and definitive proxy statement and other documents when they become available by contacting investor relations at investorrelations@inter-tel.com, or by mail at Inter-Tel Incorporated Investor Relations, 1615 South 52nd Street, Tempe, Arizona 85281, or by telephone at 1-480-449-8900. In addition, documents filed with the SEC by Inter-Tel are available free of charge at the SEC’s website at www.sec.gov.
Inter-Tel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Inter-Tel in connection with the 2006 annual meeting of stockholders. Information regarding the special interests of these directors and executive officers in the proposed election of directors is included in Inter-Tel’s notice of annual meeting and preliminary proxy statement for its 2006 annual meeting as described above. This document will be available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at Inter-Tel as described above.
Safe Harbor
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. These risks and uncertainties include, but are not necessarily limited to, the risks and uncertainties, please see the Company’s previously filed SEC reports, including the Company’s Annual Report on Form 10-K filed March 16, 2006, Form 10-Q filed on November 9, 2005 and Current Reports on Form 8-K. Inter-Tel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:
Inter-Tel: Kurt Kneip, CFO, and Norman Stout, CEO, 480-449-8900

2